UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 30, 2019

ACTUANT CORPORATION
(Exact name of Registrant, as specified in its charter)

Wisconsin	1-11288	39-0168610
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

N86 W12500 WESTBROOK CROSSING
MENOMONEE FALLS, WISCONSIN 53051

Mailing address: P.O. Box 3241, Milwaukee, Wisconsin 53201
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (262) 293-1500

Former name or address, if changed since last report: Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.20 per share	ATU	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

 Item 8.01.    Other Events.
In connection with the previously announced sale by Actuant Corporation (the “Company”) of its Engineered Components & Systems segment (excluding the Company’s Cortland U.S. business) to BRWS Parent LLC, a Delaware limited liability company ("Buyer") and affiliate of One Rock Capital Partners, LLC , pursuant to the Securities Purchase Agreement, dated as of July 8, 2019, by and among the Company, Buyer, Actuant France SAS and Actuant Holdings AB (the “Purchase Agreement”), the Company and Buyer were granted (i) clearance under the Act against Restraints of Competition of the Federal Republic of Germany on July 30, 2019 and (ii) early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, on August 2, 2019 (collectively, the “Antitrust Approvals”). The closing of the transaction is not conditioned on the receipt of any approvals, or the expiration or termination of any applicable waiting periods, under other competition laws.
Receipt of the Antitrust Approvals satisfies one of the conditions to the closing of the transaction. The closing of the transaction remains subject to the satisfaction or waiver of certain other conditions set forth in the Purchase Agreement, including the completion of certain restructuring transactions and employee representative consultations in certain jurisdictions. The transaction is expected to close in the fourth calendar quarter of 2019.

Forward-Looking Statements
This Current Report contains “forward-looking statements” within the meaning of the federal securities laws. Such statements generally include the words “believes,” “plans,” “intends,” “targets,” “will,” “expects,” “suggests,” “anticipates,” “outlook,” “continues,” or similar expressions. Forward-looking statements include, without limitation, statements about the transaction and the anticipated timing thereof; expected financial positions; results of operations; cash flows; financing plans; business strategy; operating plans; capital and other expenditures; competitive positions; growth opportunities for existing products; benefits from new technology and cost reduction initiatives, plans and objectives; and markets for securities. The Company cautions that these statements are based on current estimates of future performance and are highly dependent upon a variety of factors, which could cause actual results to differ from these estimates. Among other risks and factors, the Company’s results are subject to general economic conditions, variation in demand from customers, the impact of geopolitical activity on the economy, continued market acceptance of the Company’s new product introductions, uncertainties with respect to the timing and terms of any disposition (including the timing of the transaction), the successful integration of acquisitions, restructurings, operating margin risk due to competitive pricing and operating efficiencies, supply chain risk, material and labor cost increases, tax reform, foreign currency fluctuations and interest rate risk. See the Company’s Form 10-K for the fiscal year ended August 31, 2018 filed with the Securities and Exchange Commission for further information regarding risk factors. The Company disclaims any obligation to publicly update or revise any forward-looking statements as a result of new information, future events or any other reason.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACTUANT CORPORATION

Date: August 7, 2019	/s/ Fabrizio Rasetti
Fabrizio Rasetti Executive Vice President, General Counsel and Secretary